Exhibit 10.12

SECOND AMENDMENT TO FIRST PREFERRED SHIP MORTGAGE

This SECOND AMENDMENT TO FIRST PREFERRED SHIP MORTGAGE (this “Amendment”) is entered into as of July 12, 2005, between DIAMOND JO, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company (the “Shipowner”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and agent for the Lenders (“Agent”; Agent, together with its successors and assigns, is referred to herein as the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, the Shipowner, Diamond Jo Worth, LLC, a Delaware limited liability company, and The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, as borrowers (collectively, “Borrowers”), the Mortgagee, and the ‘Lenders’ (as defined therein) are parties to that certain Loan and Security Agreement dated as of June 16, 2004, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 10, 2004, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of even date herewith (the “Second Amendment to Loan Agreement”) and as supplemented by that certain Borrower Supplement No. 1 dated as of May 13, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, as an inducement for the Mortgagee and the Lenders to enter into the Loan Agreement, the Shipowner executed and delivered that certain First Preferred Ship Mortgage dated as of June 16, 2004, recorded on June 16, 2004, at 11:19 a.m., Eastern time, recorded in Batch No. 255033, Doc. ID 2290064 in the official records of the National Vessel Documentation Center, as amended by that certain First Amendment to First Preferred Ship Mortgage dated as of November 10, 2004, recorded on November 10, 2004 at 12:35 p.m., Eastern time, recorded in Batch No. 308221, Doc. ID 2884534 in the official records of the National Vessel Documentation Center (as amended, the “Mortgage”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage), in favor of the Mortgagee for the benefit of the Lender Group;

WHEREAS, Borrowers, the Mortgagee and the Lenders have agreed to amend the Loan Agreement pursuant to the Second Amendment to Loan Agreement; and

WHEREAS, the Shipowner and the Mortgagee have agreed to amend the Mortgage on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to the Mortgage.

(a)           The cover page of the Mortgage is hereby modified and amended by deleting “$50,000,000” therefrom and in place thereof inserting “$64,666,667”.

(b)           The preamble of the Mortgage is hereby modified and amended by deleting “the Shipowner and The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, as borrowers” therefrom and in place thereof inserting “the Shipowner, Diamond Jo Worth, LLC, a Delaware limited liability company, and The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, as borrowers”.

(c)           Section 4 of the Mortgage is hereby modified and amended by “$50,000,000” therefrom and in place thereof inserting “$64,666,667”.

2.             No Other Amendments or Waivers.  Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Mortgagee or the Lenders under the Mortgage or any of the other Loan Documents, nor constitute a waiver of any provision of the Mortgage or any of the other Loan Documents.  Except as expressly set forth above, the text of the Mortgage and all other Loan Documents shall remain unchanged and in full force and effect and the Shipowner hereby ratifies and confirms its obligations thereunder.  This Amendment shall not constitute a modification of the Mortgage or any of the other Loan Documents or a course of dealing with the Mortgagee or the Lenders at variance with the Mortgage or the other Loan Documents such as to require further notice by the Mortgagee or the Lenders to require strict compliance with the terms of the Mortgage and the other Loan Documents in the future, except as expressly set forth herein.  The Shipowner acknowledges and expressly agrees that the Mortgagee and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Mortgage and the other Loan Documents, as amended herein.  The Shipowner has no knowledge of any challenge to the Mortgagee’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

3.             Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, the Mortgagee shall have received:

(a)           counterparts of this Amendment duly executed and delivered by the Shipowner and the Mortgagee;

(b)           evidence in form and substance satisfactory to the Mortgagee that the Shipowner shall have received all licenses (including the Gaming Licenses), approvals or evidence of other actions required by any Governmental Authority, including the Louisiana Regulatory Authorities and the Iowa Gaming Authorities, in connection with the execution and delivery by the Shipowner of this Amendment or with the consummation of the transactions contemplated hereby; and

(c)           such other information, documents, instruments or approvals as the Mortgagee or the Mortgagee’s counsel may reasonably require.

4.             Representations and Warranties of the Shipowner.  In consideration of the execution and delivery of this Amendment by the Mortgagee, the Shipowner hereby represents and warrants in favor of the Mortgagee and the Lenders as follows:

(a)           the execution, delivery, and performance by the Shipowner of this Amendment have been duly authorized by all necessary action on the part of the Shipowner;

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(b)           the execution, delivery, and performance by the Shipowner of this Amendment do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to the Shipowner, the Governing Documents of the Shipowner, or any order, judgment, or decree of any court or other Governmental Authority binding on the Shipowner, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Shipowner, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of the Shipowner, other than Permitted Liens (as defined in the Loan Agreement), or (iv) require any approval of the Shipowner’s members or shareholders or any approval or consent of any person or entity under any material contractual obligation of the Shipowner;

(c)           the execution, delivery, and performance by the Shipowner of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other person or entity, other than any consent or approval that has been obtained and remains in full force and effect;

(d)           this Amendment, when executed and delivered by the Shipowner, will be the legally valid and binding obligation of the Shipowner, enforceable against the Shipowner in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(e)           No Default or Event of Default exists under the Mortgage or the other Loan Documents; and

(f)            As of the date hereof, all representations and warranties of the Shipowner set forth in the Mortgage and the other Loan Documents are true, correct and complete in all material respects, except to the extent such representation or warranty expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

5.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

6.             Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Mortgage to “this Mortgage”, “hereunder”, “hereof” or words of like import referring to the Mortgage, and each reference in the other Loan Documents to “the Mortgage”, “thereunder”, “thereof” or words of like import referring to the Mortgage, shall mean and be a reference to the Mortgage as amended hereby.

7.             Costs, Expenses and Taxes.  The Shipowner agrees to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the

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fees and out-of-pocket expenses of counsel for the Mortgagee with respect thereto and with respect to advising the Mortgagee as to its rights and responsibilities hereunder and thereunder.  In addition, the Shipowner agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Mortgagee and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  The Shipowner hereby acknowledges and agrees that the Mortgagee may, without prior notice to Borrowers, charge such costs and fees to Borrowers’ Loan Account pursuant to Section 2.6(d) of the Loan Agreement.

8.             Section Titles.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

9.             Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

10.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE PROVISIONS IN THE SHIP MORTGAGE ACT, OR WHEN APPLICABLE, BY THE GENERAL MARITIME LAWS OF THE UNITED STATES.

11.           Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

SHIPOWNER:	DIAMOND JO, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company

	By:	/s/Natalie A. Schramm
	Title:	Chief Financial Officer

MORTGAGEE:	WELLS FARGO FOOTHILL, INC.,
a California corporation

	By:	/s/Larissa Megerdichian
	Title:	Vice President

ACKNOWLEDGMENT OF THE SHIPOWNER

STATE OF Iowa

COUNTY OF Dubuque

On 5/10/05, the person named above acknowledged execution of the foregoing instrument in his or her stated capacity for the purpose therein contained.

NOTARY PUBLIC
/s/Karen M. Beetem

My commission expires:	10/20/07

ACKNOWLEDGMENT OF MORTGAGEE

STATE OF CALIFORNIA

COUNTY OF Los Angeles

On 5/11/05, the person named above acknowledged execution of the foregoing instrument in his or her stated capacity for the purpose therein contained.

NOTARY PUBLIC
/s/ K. Melissa Chavez

My commission expires:	3/19/09